Exhibit 99.1

GCT Semiconductor Holding, Inc. Provides Business Update and Reports Second Quarter 2025 Financial Results

Company delivered initial 5G chipset samples to lead customers, in preparation for mass production and volume shipments in the second half of fiscal 2025

SAN JOSE, CA – August 12, 2025 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today provided an update on business developments and reported financial results for the second quarter ended June 30, 2025.

“2025GCT – Year of 5G” Program Update and other Highlights

•	Successfully completed initial evaluation of 5G chipset and initialized transition to coordinating supply chain operations for mass production.
•
Delivered initial 5G chipsets to lead customers, including Orbic North America and Airspan Networks, which has reported successful milestone testing (see press release). Additional samples will be provided over the coming weeks to meet initial demand from GCT’s key customers.

•	Partnered with Iridium Communications Inc. (Nasdaq: IRDM) to integrate the Iridium NTN Direct℠ service into GCT’s advanced GDM7243SL chipset, expanding GCT’s reach into the non-terrestrial market.
•	Collaborating with Giesecke+Devrient to launch innovative eSIM solutions for IoT devices.
•
Completed an $11 million registered direct offering, with parts of the net proceeds allocated to 5G chipset sampling and debt retirement; the offering was made under the company’s S-3 shelf registration filed on April 1, 2025, for up to $200 million, including a $75 million at-the-market (“ATM”) offering program.

“During the second quarter we delivered the initial samples of our 5G chipsets to our leading customers and are entering the final stage ahead of commercialization,” said John Schlaefer, Chief Executive Officer of GCT. “The “Year of 5G” is progressing steadily as we prepare for volume production and shipments of our 5G chipsets in the second half of fiscal 2025. With our key customers conducting their own product evaluation, GCT is poised to capitalize on this growing momentum to drive growth in the remainder of 2025 and onwards.”

“We’re continuing to build out a solid foundation to commence the commercial launch of our 5G chipset,” said Edmond Cheng, Chief Financial Officer of GCT. “As mentioned during our previous updates, we have strategically aligned our capital resources and fund-raising activities with the launch of the 5G chipset. The recently completed registered direct offering was a part of our funding plan as we used some of the proceeds from the offering to successfully complete the initial 5G chipset development and sampling.”

Second Quarter 2025 Financial Results

Results compare the 2025 fiscal second quarter ended June 30, 2025, to the 2024 fiscal second quarter ended June 30, 2024.

•	Net revenues were $1.2 million, a 19.0% decrease from $1.5 million.

•	Gross margin was 32.0%, a 30.7 percentage point decrease from 62.7%.
•	Total operating expenses were $8.0 million, materially unchanged from $8.0 million.

Liquidity

The Company’s existing sources of liquidity as of June 30, 2025 include cash and cash equivalents of $1.3 million, net accounts receivable of $3.8 million, and inventory of $3.0 million. As a result of the completion of the registered direct offering, the Company retains access to its effective ATM offering program of up to $75 million and has approximately $114 million of remaining availability under its $200 million shelf registration statement on Form S-3.

5G Outlook

The Company expects to commence production of the finalized inaugural 5G chipsets during the third quarter of 2025 with volume shipments to begin in the fourth quarter of 2025.

Conference Call

The Company will hold a conference call and live webcast at 4:30 p.m. ET or 1:30 p.m. PST, which will be open to the public. During the conference call, the Company will discuss business updates and review the financial results, followed by a Q&A period.

Date: Tuesday, August 12, 2025
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in information: Please register in advance of the call here.
Webcast (listen-only): To listen to the webcast use the following LINK.

A replay of the webcast will be available via the Investors section of the GCT website at investors.gctsemi.com.

About GCT Semiconductor Holding, Inc.

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT's market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications and smartphones, etc., for the world's top wireless carriers. GCT's system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to its business operations; the expected timeline to commence shipment of 5G chipsets; the 5G outlook and anticipated growth of 5G markets and opportunities; the benefits of development agreements with partners; the ability for the Company to improve financial performance; the ability of the Company to raise sufficient capital to fund its operations; the ability of the Company’s technology and products to address new markets and meet customer demands; the execution of go-to-market strategies; and the anticipated size of addressable markets by the Company’s products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company's financial and business performance, including the Company's financial projections and business metrics; changes in the Company's strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company's inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers' lack of production capacity, natural disasters or pandemics on the Company's sourcing operations and supply chain; the Company's future capital requirements and sources and uses of cash; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; macroeconomic conditions, including market conditions, global and economic conditions, labor disputes, inflationary impacts, and disruptions to the global supply chain; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; and other risks and uncertainties indicated from time to time in Company’s filings with the SEC, including the annual report on Form 10-K, and quarterly reports on Form 10-Q, and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: media@gctsemi.com

GCT Semiconductor Holding, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,266	$1,435
Accounts receivable, net	3,826	5,740
Inventory	2,995	2,977
Contract assets	5,962	5,107
Prepaid expenses and other current assets	1,697	2,332
Total current assets	15,746	17,591
Property and equipment, net	830	869
Operating lease right-of-use assets	589	849
Intangibles, net	10	65
Other assets	444	523
Total assets	$17,619	$19,897
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$823	$1,031
Contract liabilities	24	48
Accrued and other current liabilities	20,871	21,205
Common stock forward liability	20	315
Borrowings	46,675	37,626
Convertible promissory notes, current	5,123	—
Operating lease liabilities, current	508	697
Total current liabilities	74,044	60,922
Convertible promissory notes, net of current	—	4,947
Net defined benefit liabilities	8,052	7,055
Long-term operating lease liabilities	106	177
Income taxes payable	2,196	2,076
Warrant liabilities	3,111	3,750
Other liabilities	86	285
Total liabilities	87,595	79,212
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share; 40,000 shares authorized as of June 30, 2025 and December 31, 2024; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 per share; 400,000 shares authorized as of June 30, 2025 and December 31, 2024; 55,784 and 47,987 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	6	5
Additional paid-in capital	512,782	501,195
Accumulated other comprehensive income (loss)	(225)	1,518
Accumulated deficit	(582,539)	(562,033)
Total stockholders’ deficit	(69,976)	(59,315)
Total liabilities and stockholders’ deficit	$17,619	$19,897

GCT Semiconductor Holding, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues:
Product	$408	$18	$499	$2,396
Service	774	1,450	1,179	2,337
Total net revenues	1,182	1,468	1,678	4,733
Cost of net revenues:
Product	582	158	789	812
Service	222	389	423	1,047
Total cost of net revenues	804	547	1,212	1,859
Gross profit	378	921	466	2,874
Operating expenses:
Research and development	3,514	4,164	7,610	9,685
Sales and marketing	1,021	976	2,139	1,972
General and administrative	3,435	2,860	6,049	5,696
Gain on extinguishment of liability	—	—	—	(14,636)
Total operating expenses	7,970	8,000	15,798	2,717
Income (loss) from operations	(7,592)	(7,079)	(15,332)	157
Interest expense	(1,532)	(760)	(2,602)	(2,842)
Gain (loss) on foreign currency transactions, net	(3,217)	816	(3,196)	2,288
Change in fair value of common stock forward liability	—	(586)	295	(586)
Change in fair value of common stock warrant liabilities	(1,010)	6,628	639	2,002
Change in fair value of convertible promissory notes	(157)	14	(176)	(1,189)
Other income (expenses), net	9	(9)	10	10
Loss before provision for income taxes	(13,499)	(976)	(20,362)	(160)
Provision for income taxes	39	67	144	126
Net loss	$(13,538)	$(1,043)	$(20,506)	$(286)
Net loss per common share:
Basic and diluted	$(0.26)	$(0.02)	$(0.41)	$(0.01)
Weighted average common shares outstanding:
Basic and diluted	51,703	44,060	49,666	34,764